                                                                    Exhibit 99.1
[BUCKLE LOGO]                                                   THE BUCKLE, INC.

                                             2407 W. 24th St. Kearney, NE  68845

                                           P.O. Box 1480 Kearney, NE  68848-1480

                                                            PHONE:  308-236-8491

                                                              FAX:  308-236-4493

FOR IMMEDIATE RELEASE:  September 20, 2005                  WEB:  www.buckle.com

CONTACT:   Karen B. Rhoads, Chief Financial Officer
           THE BUCKLE, INC.
           308/236-8491

                                                           FOR IMMEDIATE RELEASE


                                THE BUCKLE, INC.
                           REPORTS QUARTERLY DIVIDEND


KEARNEY, NE, September 20, 2005 -- The Buckle, Inc. (NYSE: BKE) announced that at its quarterly meeting of the Board of Directors, held on September 19, 2005, the Board authorized a $.17 per share quarterly dividend payment to be paid to shareholders of record at the close of business on October 14, 2005, and payable on October 27, 2005. This is an increase of $.02 per share from the prior quarter's dividend rate of $.15 per share.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 336 retail stores in 38 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

       News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com